Exhibit 99.1

PROCESSA PHARMACEUTICALS, INC. ANNOUNCES ACQUISITION OF VIDYA THERAPEUTICS, INC. AND APPROXIMATELY $200 MILLION CONCURRENT PRIVATE PLACEMENT TO ADVANCE BTK INHIBITOR, VT-7208, IN MULTIPLE DISEASE AREAS

●	Acquisition brings into Processa’s pipeline Vidya’s lead asset, VT-7208, a next-generation, CNS-penetrant, once-daily, oral potentially best-in-class Bruton’s tyrosine kinase inhibitor (BTKi) designed to overcome the efficacy and safety limitations of early-generation BTKi programs

●	Concurrent oversubscribed private placement financing of approximately $200 million committed by a syndicate of leading healthcare institutional investors and mutual funds

●	Private placement proceeds are expected to fund operations into the second half of 2029 and through key clinical milestones, including top-line data from Phase 2 proof-of-concept studies for food allergy, chronic spontaneous urticaria (CSU), and relapsing multiple sclerosis (RMS)

●	Processa to host investor webcast on July 29, 2026, at 8:30 a.m. ET

VERO BEACH, FL, JULY 29, 2026 – Processa Pharmaceuticals, Inc. (Processa) (Nasdaq: PCSA) today announced it has acquired Vidya Therapeutics, Inc. (Vidya), a clinical-stage biotechnology company developing VT-7208, a Bruton’s tyrosine kinase (BTK) inhibitor therapy for immune-mediated diseases with an initial focus on potentially best-in-class BTK inhibition in food allergy, chronic spontaneous urticaria and relapsing multiple sclerosis.

Concurrent with the acquisition, Processa entered into a definitive agreement for a private placement financing expected to result in gross proceeds of approximately $200 million, before deducting placement agent and other offering expenses, from a syndicate of new and existing investors, including Bain Capital Life Sciences, Janus Henderson Investors, RA Capital Management, SilverArc Capital, ADAR1 Capital Management, Cormorant Asset Management, Integral Health Asset Management, Marshall Wace, Octagon Capital, Soleus Capital, a large mutual fund, and other institutional investors.

Processa expects to use the proceeds to support the advancement of VT-7208 through multiple clinical milestones, including data from a Phase 2 proof-of-concept study in food allergy anticipated in the second half of 2027, data from a Phase 2 proof-of-concept study in CSU anticipated in the first half of 2028, and data from a Phase 2 proof-of-concept study in RMS anticipated in the second half of 2028. The company’s cash and cash equivalents at closing, including gross proceeds expected from the concurrent private placement financing, are expected to fund operations into the second half of 2029.

“We’re thrilled to have the backing of a stellar group of healthcare investors who see the value in Vidya’s VT-7208 and share our vision for where it can go. This transaction gives us the capital to evaluate VT-7208’s potential, running our food allergy, CSU and RMS programs in parallel rather than sequentially,” said Sheila Gujrathi, M.D., Founder & Executive Chair of Vidya and newly appointed Board Director of Processa.

“This transaction with Vidya represents a compelling opportunity to create meaningful value for our shareholders through the acquisition of a differentiated, clinical-stage BTK inhibitor program with the potential to address significant unmet needs across multiple disease areas,” said George Ng, Chief Executive Officer of Processa.

ABOUT VT-7208

VT-7208 is a next-generation, CNS-penetrant, covalent BTKi designed to achieve potent, highly selective and durable BTK inhibition with preclinical and Phase 1 data that supports using lower doses than earlier BTKi’s. VT-7208’s selectivity profile was also designed to minimize off-target kinase activity, which Vidya believes may reduce hepatotoxicity risk relative to earlier BTKi’s.

BTK is a validated node in B-cell activation, mast cell signaling and innate immune function, implicating it across autoimmune, allergic and neuroinflammatory diseases. Vidya believes VT-7208’s dual peripheral and CNS activity positions it to modulate a broad range of diseases. Processa expects to initiate Phase 2 studies in food allergy and CSU in the second half of 2026, and in RMS in the first half of 2027, with multiple anticipated clinical milestones across the pipeline expected over the next 12–24 months.

In a Phase 1 clinical trial, at low milligram doses administered once-daily, VT-7208 demonstrated robust and sustained target engagement, validating signaling pathway modulation, the potential for durable pharmacodynamic activity, and predictable, dose-dependent pharmacokinetics in both the CSF and periphery. In the same study, no serious adverse events were observed, and VT-7208 was generally well-tolerated.

ABOUT THE TRANSACTION

The acquisition is structured as a stock-for-stock transaction, pursuant to which all outstanding equity interests of Vidya will be exchanged based on a fixed exchange ratio for a combination of 558,398 shares of Processa common stock, 142,744.100 shares of Series A non-voting convertible preferred stock (representing 142,744,100 shares of Processa common stock on an as-converted basis and without giving effect to any beneficial ownership limitations).

Concurrent with the acquisition, Processa entered into a definitive agreement for a private placement financing to raise approximately $200 million in gross proceeds, in which the investors will be issued 163,774.679 shares of Series A non-voting convertible preferred stock (or 163,774,679.00 shares of Processa common stock on an as-converted basis and without giving effect to any beneficial ownership limitations) at a price of $1,221.19 per share (or $1.22119 per share on an as-converted basis). The private placement is expected to close on July 30, 2026.

Subject to Processa stockholder approval in accordance with Nasdaq listing rules, each share of Series A non-voting convertible preferred stock will automatically convert into 1,000 shares of Processa common stock, subject to certain beneficial ownership limitations set by each holder.

The acquisition was approved by the Board of Directors of Processa and the Board of Directors and stockholders of Vidya. The closings of the acquisition and the private placement are not subject to the approval of Processa’s stockholders. The approval of Processa’s stockholders is required, among other things, under the terms of the Series A non-voting convertible preferred stock in order for the Series A non-voting convertible preferred stock to be converted into shares of Processa’s common stock, and Processa is required to hold a stockholder meeting for such vote. As a result of the transactions, stockholders of Processa immediately prior to the acquisition will own approximately 0.9% of Processa’s common stock, equity holders of Vidya immediately prior to the acquisition will own approximately 46.0% of Processa common stock and investors in the private placement financing will own approximately 52.6% of Processa common stock, in each case, calculated on a fully-diluted basis (without giving effect to any beneficial ownership limitations and assuming the conversion in full of the Series A non-voting convertible preferred stock) and based on the implied equity values of Processa and Vidya. Following the closing of the private placement, Processa is expected to have projected cash runway into the second half of 2029.

Leerink Partners is serving as exclusive financial advisor to Vidya and as lead placement agent for the concurrent private placement financing. Evercore ISI, UBS Investment Bank and Wells Fargo Securities are serving as co-placement agents for the concurrent private placement financing. Tungsten Advisors is serving as financial advisor to Processa and provided a fairness opinion to Processa’s board of directors. Cooley LLP is serving as legal counsel to Vidya. Katten Muchin Rosenman LLP is serving as legal counsel to Processa. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. is serving as legal counsel to the placement agents.

WEBCAST INFORMATION AND COMPANY PRESENTATION

Wednesday, July 29, 2026 @ 8:30 a.m. ET

Webcast: Click Here

A replay of the webcast presentation will be temporarily archived on the Investors section of the company’s website following the presentation.

ABOUT VIDYA

Vidya is a clinical-stage biotechnology company developing a Bruton’s tyrosine kinase (BTK) inhibitor therapy for immune-mediated diseases. The company is advancing a potentially best-in-class BTK inhibitor (BTKi) designed to improve on the efficacy and safety of early-generation programs. Vidya has three parallel development programs: food allergy and chronic spontaneous urticaria (CSU) in immunology, and relapsing multiple sclerosis (RMS) in neurology, where its CNS-penetrant profile addresses an area of high unmet need. With Phase 1 complete, the company intends to advance all three programs toward Phase 2 proof-of-concept studies, with initial data expected in 2027 and 2028.

ABOUT PROCESSA

Processa is a clinical-stage pharmaceutical company advancing innovative drug candidates through a disciplined, science-driven development strategy. By combining more than 30 years of drug development expertise with its proprietary Regulatory Science Approach, Processa designs efficient clinical programs focused on identifying optimal dosing, strengthening the benefit-risk profile, and improving the likelihood of regulatory success.

The Processa team has contributed to more than 30 regulatory approvals across numerous divisions of the U.S. Food and Drug Administration. Its development approach integrates pharmacokinetics, metabolism, safety, efficacy, and dose-response data to establish an Optimal Dosage Regimen for each candidate, with the goal of delivering meaningful treatment options to patients through efficient and scientifically supported regulatory pathways.

In addition to advancing the clinical-stage BTK inhibitor program, Processa intends to continue the development of its legacy pharmaceutical assets, including PCS499 and PCS12852, while evaluating strategic opportunities designed to maximize their clinical and long-term value.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, concerning Processa, Vidya, the concurrent private placement financing and the acquisition of Vidya by Processa (the “Transactions”) and other matters. These forward-looking statements include, but are not limited to, express or implied statements relating to the company’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the Transactions, including the closing of the concurrent private placement financing, if any, and the expected effects, perceived benefits or opportunities and related timing with respect thereto; expectations regarding or plans for the Processa’s pipeline, including its ongoing clinical trials, research and development programs and the expected timing for key milestones, including the release of clinical data; the potential benefits of VT-7208; and expectations regarding the use of proceeds from the concurrent private placement financing and cash runway expectations therefrom, including such proceeds funding the company through key clinical milestones. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “aim,” “strategy,” “target,” “seek,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the company or the Transactions will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to those uncertainties and factors described under the heading “Risk Factors” and in the company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2026, as well as discussions of potential risks, uncertainties, and other important factors included in other filings by the company from time to time, as well as risk factors associated with companies, such as Vidya, that operate in the biotechnology industry. Should one or more of these risks or uncertainties materialize, or should any of the company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The company does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in the company.

CONTACTS

Vidya Therapeutics

Media

Ryan Flinn

The Grace Group

ryan@gracegroup.us

General Inquiries

info@vidyatx.com